Exhibit 10.1

LEASE AGREEMENT

BETWEEN

 CENTER VALLEY PARKWAY ASSOCIATES, L.P.
a Pennsylvania limited partnership

AS LANDLORD

AND

TECHPRECISION CORPORATION,
a Delaware corporation

AS TENANT

Premises:
Saucon Valley Plaza
 3477 Corporate Parkway
Suite #140
Center Valley, PA 18034

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made effective this 17th day of  November, 2010 by and between CENTER VALLEY PARKWAY ASSOCIATES, L.P., a Pennsylvania limited partnership (the “Landlord”) and TECHPRECISION CORPORATION, a Delaware corporation (the “Tenant”).

FUNDAMENTAL LEASE PROVISIONS

1.           “Annual Base Rent” or "Base Rent":

                                Months                                           Annual Rent                                           Monthly Rent$/Sq. Ft.

0-4                         $0                                             $0

5-24                        $58,848.00                                $4,904.00                                $18.50

25-36                      $60,444.00                                $5,037.00                                $19.00

37-48                      $62,028.00                                $5,169.00                                $19.50

49-60                      $63,624.00                                $5,302.00                                $20.00

61-64                      $65,208.00                                $5,434.00                                $20.50

As set forth above, no Base Rent shall be due or payable for the initial four (4) months of the Term commencing on the Commencement Date and ending on a date which is one hundred twenty (120) days thereafter.  However, Tenant shall be responsible for payment of Operating Expenses and utilities during such period.

2.           "Base Year":  Intentionally Deleted.

3.           "Broker": Philip M. Schenkel of CB Richard Ellis, Inc.

4.           “Commencement Date”:  the earlier of (i) the date the Tenant first opens for business in the Demised Premises; or (ii) within ninety (90) days following the Delivery Date.   “Delivery Date” shall be projected to occur on or about February 1, 2011 and shall mean the date on which Landlord achieves Substantial Completion of Landlord’s construction obligations set forth in Section 20 below. “Substantial Completion” shall be deemed to occur when Landlord has completed Landlord’s construction in accordance with the plans and standards attached hereto as Exhibit “B”, other than minor punch-list items that do not materially and adversely affect Tenant’s ability operate its business, and a certificate of occupancy (or its equivalent) and all required permits related to Landlord’s work have been issued by the applicable governmental authorities.  Upon determination of the Commencement Date, Landlord and Tenant shall execute a Commencement Date Memorandum in the form attached hereto as Exhibit “D.”

5.           “Demised Premises”:   consisting of approximately three thousand one hundred eighty-one (3,181) rentable square feet of space (“Tenant’s GLA”) on the first (1st) floor of the building known as “Saucon Valley Plaza” (the “Building”), located in Upper Saucon Township, Lehigh County, Commonwealth of Pennsylvania, which Demised Premises are shown cross-hatched on the Plan attached hereto as Exhibit “A” (the “Site Plan”).  The Demised Premises is designated as Suite #140 in the Building.  The Building and the land on which the Building is located is hereinafter referred to as the “Complex.”  Landlord may within thirty (30) days after the Commencement Date cause its architect (“Landlord’s Architect”) to measure the Demised Premises and to certify the same to Landlord and Tenant.  If such architect’s determination is made and delivered to Tenant within thirty (30) days after the Commencement Date and differs from the square footage listed above, then the size of the Demises Premises and Base Rent shall be adjusted accordingly.

6.           “Landlord’s GLA”: the square footage of the Building (or Complex), which is currently approximately: eighty three thousand fifty-six (83,056) rentable square feet.

7.           “Notice Addresses”:

Landlord:
Center Valley Parkway Associates, L.P.
c/o Franklin Realty Development Corporation
405 Old Penllyn Pike, Suite #200
Blue Bell, PA 19422
Attention:  Peter H. Gebert, President

With a copy to:
Neil Andrew Stein, Esquire
Kaplin, Stewart, Meloff, Reiter & Stein, P.C.
Union Meeting Corporate Center, 910 Harvest Drive
Blue Bell, PA 19422

Tenant:
TechPrecision Corporation
5803 Kennett Pike, Suite A
Centreville, DE 19807
Attention:  James Molinaro, CEO

With a copy to:
Pepper Hamilton LLP
899 Cassatt Road
Berwyn, PA 19312-1183

Attn: Robert Duncan Smith, Esquire

8.           “Permitted Use”:  professional or general office use, and no other use.

9.           “Security Deposit”:  Four Thousand Nine Hundred Four Dollars ($4,904.00).

10.         “Tenant’s Contact”:  Mr. James Molinaro; Telephone :

11.           “Tenant’s Proportionate Share”:  Three and eight-tenths percent (3.8%), which is Tenant’s GLA divided by Landlord’s GLA.

12.           “Term”: Five (5) years and four (4) months commencing on the Commencement Date and ending on the last day of the sixty-fourth (64th) month anniversary of the Commencement Date (the “Expiration Date”).

So long as Tenant is not in default under the terms of this Lease and is open and operating in the Demised Premises, Tenant shall have the option to extend the Term for one (1) separate, consecutive extension period of five (5) years (the “Extension Period”) on the same terms and conditions herein, except that Annual Base Rent in the Extension Period shall be ninety-five percent (95%) of the then current Fair Market Rental Rate.  As used herein, the term “Fair Market Rental Rate” shall mean the average of the annual rental rates then being charged for comparable space in the Building, or, if no comparable space exists in the Building, for comparable space within a five (5) mile radius of the Building.  Landlord shall determine the Fair Market Rental Rate using its good faith judgment and shall provide written notice of such rate within fifteen (15) days after Tenant exercises notice pursuant to this Section.   The Tenant's right to extend the Term shall be subject to the following:

(a)           At the time Tenant delivers its notice of election to exercise the extension option to Landlord, this Lease shall be in full force and effect, Tenant shall not be in default in the performance of any of its obligations hereunder.

(b)           The Extension Periods shall be on the same terms and conditions herein and the Tenant shall not be entitled to any allowances or other concessions with respect to the Extension Period.

(c)           Except for the specific Extension Periods set forth above, there shall be no further privilege of renewal or extension.

(d)           The Tenant may exercise an option to extend by giving written notice to the Landlord within nine (9) months prior to the Expiration Date.  If Tenant elects to extend the Term, the “Expiration Date” shall be extended to the end of the then current Extension Period.

List of Exhibits

Exhibit “A”                      -           Site Plan
Exhibit “A-2”                  -           Building Parking
Exhibit “B”                      -           Construction Plan
Exhibit “C”                      -           Rules and Regulations
Exhibit “D”                      -           Building Mechanical Systems
Exhibit “E”                      -           Project Monument Sign
Exhibit “F”                      -           Janitorial Specifications
Exhibit “G”                      -           Commencement Date Agreement

WITNESSETH, THAT:

 1.           DEMISED PREMISES.  Landlord, for the term and subject to the provisions and conditions hereof, leases to Tenant and Tenant accepts from Landlord, the Demised Premises.

2.           TERM.  Tenant shall use and occupy the Demised Premises for the Term, unless sooner terminated or extended, as herein provided.

3.           MINIMUM RENT.

(a)           The Base Rent is set forth in Section 1 of the Fundamental Lease Provisions.  The first (1st) installment to be paid prior to Tenant taking occupancy (“Rent Commencement Date”)  and subsequent installments to be payable on the first (1st) day of each successive month of Term hereof beginning on the sixth (6th) month of the Term.

(b)           If the Rent Commencement Date falls on a day other than the first (1st) day of a month, Base Rent from such day until the first (1st) day of the following month shall be prorated at the rate of one-thirtieth (1/30th) of the fixed monthly rental for each day of such partial month, and the installment of rent paid upon the Rent Commencement Date shall reflect such prorated amount.

(c)           All rent and other sums due to Landlord hereunder shall be payable to Landlord at Landlord’s notice address specified in Section 7 of the Fundamental Lease Provisions, or to such other party or at such other address as Landlord may designate, from time to time, by written notice to Tenant, without demand and without deduction, set-off or counterclaim except as otherwise set forth herein (except to the extent demand or notice shall be expressly provided for herein).

(d)           If Landlord, at any time or times, shall accept said rent or any other sum due hereunder after the same shall become due and payable, such acceptance shall not excuse delay upon subsequent occasions, or constitute or be construed as, a waiver of any of Landlord’s rights hereunder. If Tenant shall fail to pay any sum due hereunder within ten (10) days of the due date thereof, Tenant shall pay a late charge in the amount of five percent (5%) of the amount due and owing.

(e)           All sums payable to Landlord by Tenant under this Lease and not specifically designated as Base Rent or Operating Expense Rent (as hereinafter defined) shall be considered to be additional rent (“Additional Rent”) and shall be payable with the next installment of Base Rent after such Additional Rent becomes payable.  If Tenant fails to pay Additional Rent when required hereunder, Landlord shall be entitled to exercise the same remedies for collecting such Additional Rent as it would in connection with a failure to pay Base Rent.  Base Rent, Operating Expense Rent and Additional Rent are collectively referred to as “Rent.”

4.            OPERATING EXPENSES.

A.           Payment.  The Tenant shall pay to Landlord an Operating Expense Allowance of Twelve Thousand Three Hundred Seventy-Two Dollars ($12,372.00) per year ("Operating Expense Allowance") in equal monthly installments of One Thousand Sixty-One Dollars ($1,061.00), the first of which shall be payable upon the Delivery Date.  If the Delivery Date occurs on a date other than on the first (1st) day of a calendar month, the Operating Expense Allowance for the first (1st) calendar month of the term of this Lease shall be adjusted proportionately and the aforesaid first (1st) installment shall be applied to the first (1st) partial month and the balance to the succeeding month.  While the Landlord is initially collecting an Operating Expense Allowance of Three Dollars and seventy-five cents ($3.75) per square foot, the Landlord has estimated that the Operating Expense Allowance for a fully assessed Building will be Five Dollars and Eighty-Seven Cents ($5.87) per rentable square foot. Therefore, the Tenant acknowledges that there is no guarantee that the Operating Expense Allowance will not increase in the future.

(1)           If Landlord’s Operating Expense for the Operating Year shall be greater than or less than the total Operating Expense Allowance for such Operating Year, Tenant shall pay to Landlord, or Landlord shall credit to Tenant as set forth below, as additional rent an amount equal to Tenant’s Proportionate Share of the difference (the amount of Tenant’s Proportionate Share of such difference is hereinafter referred to as the “Operating Expense Adjustment”).  If Tenant occupies the Demised Premises or a portion thereof for less than a full Operating Year, the Operating Expense Adjustment will be calculated in proportion to the amount of time in such Operating Year that Tenant occupied the Demised Premises.

(2)           Such Operating Expense Adjustment shall be paid in the following manner:

(a)           Within one hundred twenty (120) days following the end of the first (1st) and each succeeding Operating Year, Landlord shall furnish to Tenant and Operating Expense Statement setting forth (i) the Operating Expense for the preceding Operating Year; (ii) the Operating Expense Allowance; and (iii) Tenant’s Operating Expense Adjustment for such Operating Year.  Within fifteen (15) days following receipt of such Operating Expense Statement (the “Expense Adjustment Date”) and if Landlord’s Operating Expense for the Operating Year shall be greater than the total Operating Expense Allowance for such Operating Year, Tenant shall pay to Landlord as additional rent the Operating Expense Adjustment for such Operating Year. If Landlord's Operating Expenses for the Operating Year shall be less than the total Operating Expense Allowance for such Operating Year, Tenant may within thirty (30) days of receipt of such Operating Expense Statement either at its option (i) offset an amount equal to Tenant's Proportionate Share of the difference from future payments of rent hereunder, or (ii) demand reimbursement thereof. If no election is made by Tenant in such thirty (30) day period, Tenant shall be deemed to have demanded a reimbursement from Landlord, in which case Landlord shall, within thirty (30) days of such date, refund such amount to Tenant.

(b)           Commencing with the first (1st) month of the second Operating Year, if Landlord’s Operating Expense for the prior Operating Year was be greater than the total Operating Expense Allowance for such Operating Year, Tenant shall pay to Landlord, in addition to the Operating Expense Allowance, on account of the Operating Expense Adjustment for such Operating Year, monthly installments in advance equal to one-twelfth (1/12) of the estimated Operating Expense Adjustment for such Operating Year.  On the next succeeding Expense Adjustment Date, Tenant shall pay to Landlord (or Landlord shall credit to Tenant), in the manner provided above, any deficiency (or excess) between the installments paid on account of the preceding year’s Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

B.           Definitions. As used in this Addendum, the following words and terms shall be defined as hereinafter set forth:

(1)           “Operating Year” shall mean each calendar year that occurs during the term of the Lease.

(2)           “Operating Expense Statement” shall mean a statement in writing signed by Landlord, setting forth in reasonable detail (i) the Operating Expense for the preceding Operating Year; (ii) the Operating Expense Allowance; and (iii) the Tenant’s Operating Expense Adjustment for such Operating Year or portion thereof.  The Operating Expense Statement for each Operating Year shall be available for inspection by Tenant at Landlord’s office during normal business hours.

(3)           “Operating Expense” shall mean the following expenses incurred by the Landlord in connection with the operation, repair and maintenance of the Demised Premises and the Complex (defined above):  (i) unless an exemption or abatement is in place for the Demised Premises, real estate taxes and other taxes or charges levied in lieu of real estate taxes; general and special public assessments, charges imposed by any governmental authority pursuant to anti-pollution or environmental legislation, taxes on the rentals of the building in which the demised premises are located or the use, occupancy or renting of space therein;  (ii) premiums and fees for fire and extended coverage insurance, insurance against loss of rentals for space in the building which the demised premises are a part and public liability insurance, all in amounts and coverage (with additional policies against additional risks) as may be required by Landlord or the holder of any mortgage; (iii) water and sewer service charges, electricity, heat and other utility charges not separately metered to tenants in the Building; (iv) all janitorial, maintenance and repair costs to all areas of the Building, including repairs and replacements of supplies and equipment, snow and trash removal and paving, lawn and general grounds upkeep, maintenance and repair off all mechanical equipment such as HVAC, electrical and plumbing equipment, and the costs of all labor, materials and supplies incidental thereto; (v) wages, salaries, fees and other compensation and payments and payroll taxes and contributions to any social security, unemployment insurance, welfare, pension or similar fund and payments for other fringe benefits required by law, union agreement or otherwise made to or on behalf of all employees of Landlord performing services rendered in connection with the operation and maintenance of the Building, including, without limitation, payments made directly to or through independent contractors for performance of such services or for servicing maintenance contracts; (vi) management fees not to exceed four percent (4.0%) of Base Rent and Operating Expenses, payable to the managing agent for the Demised Premises, if any, and if there shall be no managing agent or if the managing agent is a company affiliated with the Landlord, the management fees that would customarily be charged for the management of the Building by an independent first class managing agent in the Lehigh Valley area; (vii) any and all other reasonable expenditures of Landlord incurred in connection with the operation, repair or maintenance of the Demised Premises and the Complex which are properly expensed in accordance with generally accepted accounting principles consistently applied to the operation, maintenance and repair of a first class office/industrial building facility.  Notwithstanding the foregoing, the term “Operating Expense” shall not include the cost of capital improvements and capital repairs, depreciation on the Building or equipment therein, interest and principal payments under mortgages and other indebtedness affecting the Complex and Building, net income, franchise or capital stock taxes payable by the Landlord, salaries of officers and executives of Landlord and its managing agent (above the level of property manager), real estate broker's commissions advertising, marketing & promotion expenses; and lease enforcement expenses or the cost of services provided especially for any particular tenant at such tenant's expense and not uniformly available to all tenants within the Building, penalties, fines, late fees and special assessments, casualty repair costs to the extent covered by insurance (including the deductible amount) Landlord is required to maintain, legal, space planning, construction, and other expenses incurred in procuring tenants for the Building or renewing or amending leases with existing tenants or occupants of the Building and expenses, including rent, associated with maintaining a leasing or marketing office by Landlord, and any expense for which Landlord actually receives reimbursement from insurance, condemnation awards, warranties, other tenants or any other source.

C.           Final Year of Lease Term.  No later than thirty (30) days prior to the date that the Term ends, Landlord shall submit to Tenant a statement of Landlord’s reasonable estimate of the Operating Expense Adjustment during the period (the “Final Period”) beginning on the first day of the final Operating Year of the Term or, if later, the date of the immediately preceding Operating Expense Adjustment, and ending on the final day of the Term.  Upon the earlier to occur of the thirtieth (30th) day following Tenant’s receipt of such statement or the final day of the Term, Tenant shall pay to Landlord said estimated Operating Expense Adjustment minus the total amount of payments previously made by Tenant during the final period.  If requested by Tenant, Landlord shall submit to Tenant a statement setting forth the actual amount of said Operating Expense Adjustment after Landlord’s final calculation of same, and within fifteen (15) days after Tenant’s receipt of such statement, Tenant shall pay to Landlord any deficiency, or, as the case may be, Landlord shall refund to Tenant any overpayment occasioned by Tenant’s payment of the aforesaid estimate

5.           UTILITIES CHARGED TO DEMISED PREMISES.  The Tenant shall be responsible for all utilities (including gas and electric) which are consumed within the Demised Premises. Tenant shall pay for the consumption of such utilities based on its usage metered by Landlord and without mark-up by Landlord.  Tenant shall pay utility bills within thirty (30) days after the receipt.  Landlord shall at all times have the exclusive right to select the provider or providers of utility service to the Demised Premises and the Complex, and Landlord shall have the right of access to the Demises Premises from time to time to install or remove utility facilities at its own expense.

6.           SECURITY DEPOSIT.  As additional security for the full and prompt performance by Tenant of the terms and covenants of this Lease, Tenant has deposited with the Landlord the Security Deposit which shall not constitute rent for any month (unless so applied by Landlord on account of Tenant’s default).  Upon a default by Tenant hereunder, Landlord shall have the right to apply so much of the Security Deposit as is necessary to cure such default or pay an expenses incurred as a result of such default.  Tenant shall, upon demand, restore any portion of said Security Deposit which may be applied by Landlord to the cure of any default by Tenant hereunder.  To the extent that Landlord has not applied said sum on account of a default, the Security Deposit shall be returned (without interest) to Tenant promptly at termination of this Lease but in any event no later than thirty (30) days thereafter.

7.           SERVICES.   Landlord shall:

(a)           Provide passenger elevator service to the Demised Premises.  Tenant and its employees and agents shall have access to the Demised Premises at all times, subject to compliance with such security measures as shall be in effect for the Building.

(b)           Provide water for drinking, lavatory and toilet purposes drawn through fixtures installed by Landlord.

(c)           Furnish the Demised Premises with electric for heating, hot and cold water and air-conditioning.  Tenant shall not install or operate in the Demised Premises any electrically operated equipment or other machinery, other than computers, typewriters, adding machines and other machinery and customary office equipment, or any plumbing fixtures, without first obtaining the prior written consent of the Landlord.  Landlord may condition such consent upon the payment by Tenant of additional rent as compensation for the additional consumption of water and/or electricity occasioned by the operation of said equipment, fixtures, or machinery.

(d)           Operate, maintain and repair the Building (other than individual tenant spaces) and the roof, structure and common areas thereof, elevators, plumbing system, heating, ventilating and air conditioning system, electrical systems (including light fixtures and replacement bulbs), windows, floors (except carpeting) of the Demised Premises and Building (except when the disrepair is directly caused by the sole negligence of Tenant, its agents or employees) in good order and repair and in accordance with all laws and shall make all capital repairs or replacements needed to the Demised Premises and Building.   The Tenant acknowledges that Landlord does not warrant that any of the services referred to in this Section 7 will be free from interruption from causes beyond the reasonable control of Landlord. Notwithstanding the foregoing, in the event Tenant is deprived of the use and occupancy of all of the Demised Premises as a result of such stoppage or interruption of any of the services referred to in this Section 7 for a period of at least two (2) business days, then from and after the third (3rd) business day until the service is restored, Tenant shall be entitled to a full abatement in Base Rent and all additional rent for such period.

(e)           Provide five (5) day per week janitorial service occurring Monday – Friday excluding weekends and holidays in accordance with the janitorial specifications attached hereto as Exhibit “F”.

(f)           Provide Tenant with its Building Standard identification on the lobby directory sign(s) and the outside entrance to the Demised Premises.  The Project Monument Sign is attached hereto as Exhibit “E” hereto.

8.           CARE OF DEMISED PREMISES.  Tenant agrees, on behalf of itself, its employees and agents that Tenant shall:

(a)           Not use the Demised Premises or any part thereof for any purpose or use in violation of any law or ordinance or any regulation of any governmental authority, or in any manner that will constitute an unreasonable annoyance to any occupant of the Building, or a nuisance, or that will injure the reputation of the Building or any part thereof, or for any hazardous purpose, or in any manner that will violate, suspend, void or serve to increase the premium rate of, or make inoperative, any policy or policies of insurance maintained by Landlord with respect to the Building or the Property.  In the event of a breach of this covenant, in addition to all other remedies of Landlord hereunder, Tenant agrees to pay to Landlord as Additional Rent Tenant’s Proportionate Share of any and all increase or increases of premiums on insurance carried by Landlord on the Demised Premises, the Property or the Building. Landlord acknowledges that the use of the Demised Premises for the Permitted Use shall not be a violation of this provision;

(b)           Comply at all times with any and all federal, state and local statutes, regulations, ordinances, and other requirements of any of the constituted public authorities relating to Tenant's use and occupancy of the Demised Premises;

(c)           Give Landlord access to the Demised Premises at all times, without charge or diminution of rent, to enable Landlord (i) to examine the same and to make such repairs, additions and alterations as Landlord may be permitted to make hereunder or as Landlord may deem advisable for the preservation of the integrity, safety and good order of the Building or any part thereof; and (ii) during the last lease year of the Term(unless renewed by Tenant) to show the Demised Premises to prospective mortgagees, purchasers and tenants; provided that in all such instances under this subsection (c) Landlord shall give Tenant at least two (2) business days prior notice of such access.

(d)           Subject to Section 8(d) hereof, maintain, repair and replace the interior of the Demised Premises in good order and repair as and when needed, and replace all glass broken by Tenant, its agents, employees or invitees with glass of the same quality as that broken, except for glass broken by fire and extended coverage-type risks, and commit no waste in the Demised Premises;

(e)           Upon the termination of this Lease in any manner whatsoever, remove Tenant’s goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Demised Premises to Landlord peaceably and quietly in as good order and condition as existed at the inception of the term of this Lease or as the same hereafter may be improved by Landlord or Tenant, reasonable use and wear thereof, damage from fire and extended coverage type risks, and repairs which are Landlord’s obligation excepted.  Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned and Landlord may dispose of and/or store the same as it deems expedient, the cost thereof to be charged to Tenant;

(f)           Not place signs on the Demised Premises except on doors and then only of a type and with lettering and text in accordance with local ordinances and as approved in writing by Landlord, such approval not to be unreasonably withheld;

(g)           Not overload, damage or deface the Demised Premises or do any act which might make void or voidable any insurance on the Demised Premises or the Building or which may render an increased or extra premium payable for insurance (and without prejudice to any right or remedy of Landlord regarding this subparagraph, Landlord shall have the right to collect from Tenant, upon demand, any such increase or extra premium).  Tenant shall maintain at its own sole cost adequate insurance coverage for all of its equipment, furniture, supplies and fixtures and provide Landlord with certificates evidencing such coverage;

(h)           Not make any alteration of or addition to the Demised Premises without the prior written approval of Landlord, such approval not to be unreasonably withheld, delayed or conditioned.  Any alteration or addition approved by the Landlord shall be performed: (i) at Tenant’s sole cost and expense; (ii) by contractors and subcontractors reasonably approved in advance by Landlord; and (iii) in a good and workmanlike manner and in accordance with all applicable laws and ordinances. All alterations to the Demised Premises by Tenant shall be the property of Tenant until the expiration or earlier termination of this Lease. Upon the expiration or earlier termination of this Lease, all such alterations shall remain at the Demised Premises and become the property of Landlord without payment by Landlord therefor.  Notwithstanding the foregoing, if the parties agree in writing at the time of Tenant’s request for such alterations, Tenant shall remove all of such alterations upon the expiration or earlier termination of the Lease, at Tenant’s sole cost and expense and shall repair any resulting damage. Notwithstanding the foregoing, Tenant may make non-material and “decorative” alterations to the Demised Premises without Landlord’s approval;

(i)           Not install or authorize the installation of any coin operated vending machine, except for the dispensing of cigarettes, coffee, and similar items to the employees of Tenant for consumption upon the Demised Premises; and

(j)           Observe the rules and regulations annexed hereto as Exhibit “C” as Landlord may from time to time amend the same, for the general safety, comfort and convenience of Landlord, occupants and tenants of the Building.

9.           SUBLETTING AND ASSIGNING.  Tenant shall not assign this Lease or sublet all or any portion of the Demised Premises, whether voluntarily or by operation of law, without first obtaining Landlord’s prior written consent thereto, which consent shall not be unreasonably withheld, delayed or conditioned.  If such consent is given, it will not release Tenant from its obligations hereunder and which will not be deemed consent to any further subletting or assignment.  If Landlord consents to any such subletting or assignment, the same shall nevertheless be a condition to the effectiveness thereof that a fully executed copy of the sublease or assignment be furnished to Landlord and that any assignee assume in writing all obligations of Tenant hereunder.  Tenant shall not mortgage or encumber this Lease.  Any agent employed by Tenant to complete a sublease of the Demised Premises must be approved by Landlord. Notwithstanding anything to the contrary set forth in this Lease, Tenant shall have the right to assign this Lease to a Permitted Transferee (defined below) or sublease all or any portion of the Premises to a Permitted Transferee, without the consent of Landlord.

For purposes of this Lease a “Permitted Transferee” shall be any of the following entities: (i) an Affiliate (defined below) of Tenant; (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity into which or with which Tenant, or its corporate successors or assigns, is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities and (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant’s assets or securities, and in the case of the acquisition of assets, so long as tenant’s obligation hereunder are assumed by the acquiring such assets; provided, however, that such Permitted Transferee has a net worth on a consolidated basis computed in accordance with (and including such consolidated entities as required by) generally accepted accounting principles at least equal to the greater of (1) the net worth of Tenant immediately prior to such merger, consolidation, acquisition or transfer, or (2) the net worth of Tenant herein named on the date of this Lease.

For purposes of this Section 9, an “Affiliate” shall be any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Landlord or Tenant.  For purposes of  this definition, “control” shall mean the power to (a) vote fifty one percent (51%) or more of the securities having ordinary voting power for the election of directors of any entity, or (b) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

10.           DELAY IN POSSESSION.  If Landlord shall be unable to deliver possession of the Demised Premises to Tenant on the date specified for commencement of the Term hereof because of the holding over or retention of possession of any tenant or occupant, or if any repairs, improvements or decoration of the Demised Premises are not completed, or for any other reason, Landlord shall not be subject to any liability to Tenant; provided however if the Delivery Date does not occur on or before sixty (60) days of the issuance of a building permit for the Demised Premises by Upper Saucon Township, but in no event later than April 30, 2011, the Tenant may terminate this Lease upon written notice to Landlord [We need an outside date for the Delivery Date).  Under such circumstances, the rent reserved and covenanted to be paid herein shall not commence until the Commencement Date, and, except as set forth herein, no such failure to give possession shall in any other respect affect the validity of this Lease or any obligation to extend the term of this Lease.

11.           FIRE OR CASUALTY.   In case of damage to the Demised Premises or the Building by fire or other casualty, Tenant shall give immediate notice thereof to Landlord. Landlord shall thereupon cause the damage to be repaired with reasonable speed, subject to delays, which may arise by reason of adjustment of loss under insurance policies and for delays beyond the reasonable control of Landlord. To the extent and for the time that the Demised Premises are thereby rendered untenantable, the rent shall proportionately abate.  In the event the damage shall be so extensive that Landlord shall decide not to repair or rebuild, this Lease shall, at the option of Landlord, exercisable by written notice to Tenant given within thirty (30) days after Landlord is notified of the casualty, be terminated as of a date specified in such notice (which shall not be more than ninety (90) days thereafter), and the rent (taking into account any abatement as aforesaid) shall be adjusted to the termination date.  Thereafter, Tenant shall promptly vacate the Demised Premises.

12.           LIABILITY.

 (a)           Tenant agrees that Landlord and its building manager and their officers, employees and agents shall not be liable to Tenant, and Tenant hereby releases said parties, for any personal injury or damage to or loss of personal property in the Demised Premises from any cause whatsoever unless such damage, loss or injury is the result of the acts or omissions or negligence of Landlord, its building manager, or their officers, employees or agents, and Landlord and its building manager and their officers or employees shall not be liable to Tenant for any such damage or loss whether or not the result of their willful and gross negligence to the extent Tenant would be covered by insurance that Tenant is required to carry hereunder.

(b)           Tenant shall and does hereby indemnify and hold Landlord harmless of and from all loss or liability incurred by Landlord in connection with any failure of Tenant to fully perform its obligations under this Lease and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant’s use of the Demised Premises unless same arises from the negligence or intentional acts of Landlord, its agents, employees, contractors or invitees.  In the event that any action or proceeding is brought against Landlord, its agents, servants or employees, by reason of any such claim, Tenant shall (a) defend such action or proceeding upon written notice from Landlord by counsel designated by Landlord, and (b) further indemnify, defend and save Landlord, its agents, servants and employees harmless from and against all costs, expenses, counsel fees, liabilities, orders and judgments incurred or rendered in or about any such action or proceeding.

(c)           Landlord shall and does hereby indemnify and hold Tenant harmless of and from all loss or liability incurred by Tenant in connection with any failure of Landlord to fully perform its obligations under this Lease, which arises from the negligence or intentional acts of Landlord, its agents, employees, contractors or invitees, and in connection with any personal injury or damage of any type or nature occurring in or resulting out of Tenant’s use of the Demised Premises. In the event that any action or proceeding is brought against Tenant, its agents, servants or employees, by reason of any such claim, Landlord shall (a) defend such action or proceeding upon written notice from Tenant by counsel designated by Tenant, and (b) further indemnify, defend and save Tenant, its agents, servants and employees harmless from and against all costs, expenses, counsel fees, liabilities, orders and judgments incurred or rendered in or about any such action or proceeding.

13.           EMINENT DOMAIN.   In the event that the whole of the Demised Premises, Building or Property shall be taken under the power of eminent domain, this Lease shall terminate as of the date possession shall be so taken.

(a)           In the event that a portion of the floor area of the Demised Premises shall be taken under the power of eminent domain and the portion not so taken will not be reasonably adequate for the operation of Tenant’s business, this Lease shall terminate as of the date possession of such portion is taken.

(b)           In the event of any taking under the power of eminent domain, which does not terminate this Lease as aforesaid, all of the provisions of this Lease shall remain in full force and effect, except that the Base Rent shall be reduced in the same proportion that the amount of the floor area of the Demised Premises taken bears to the total floor area of the Demised Premises immediately prior to such taking, and Landlord shall, at Landlord’s own cost and expense, restore such part of the Demised Premises as is not taken to as near its former condition as the circumstances will permit and Tenant shall do likewise with respect to the interior of the Demised Premises and Tenant’s furniture, fixtures and equipment.

(c)           All damages awarded for any such taking under the power of eminent domain, whether for the whole or part of the Demised Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for loss or diminution in value of the leasehold or otherwise; provided, however, that Landlord shall not be entitled to any separate award made directly to Tenant for loss of, or damage to, Tenant’s trade fixtures and removable personal property or for relocation damages awarded to Tenant, provided the same does not reduce the amount of the award payable to the Landlord.

(d)           If this Lease is terminated as provided in this Section 13, all Base Rent, Operating Expense Rent and other sums due hereunder shall be paid to the date that possession is taken by public authority, and Landlord shall make an equitable refund of any Rent paid by Tenant in advance and not yet earned.

(e)           A voluntary sale by Landlord to any public or quasi-public body, agency or person, corporate or otherwise, having the power of eminent domain, either under threat of condemnation, or while condemnation proceedings are pending, shall be deemed to be a taking by eminent domain for the purposes of this Section 13.

14.           INSOLVENCY.   The appointment of a receiver or trustee to take possession of all or a portion of the assets of Tenant, or (b) an assignment by Tenant for the benefit of creditors, or (c) the institution by or against Tenant of any proceedings for bankruptcy or reorganization under any state or federal law (unless in the case of involuntary proceedings, the same shall be dismissed within thirty (30) days after institution), or (d) any execution issued against Tenant which is not stayed or discharged within fifteen (15) days after issuance of any execution sale of the assets of Tenant, shall constitute a breach of this Lease by Tenant. Landlord in the event of such a breach shall have, without need of further notice, the rights enumerated in Section 15 herein.

15.           DEFAULT.

(a)           If Tenant shall fail to pay rent or any other sum payable to Landlord hereunder when due and such failure continues for a period of ten (10) days following receipt of written notice thereof from Landlord (which written notice Landlord need not give more than twice in any twelve (12) month period), or if Tenant shall fail to perform or observe any of the other covenants, terms or conditions contained in this Lease, and such failure continues for more than thirty (30) days after Landlord gives written notice thereof to Tenant; or if any of the events specified in Section 14 occur, or if the Tenant vacates or abandons the Demised Premises without thirty (30) days prior written notice to and written permission from the Landlord, and in any of said cases (notwithstanding any former breach of covenant or waiver thereof in a former instance), Landlord, in addition to all other rights and remedies available to Landlord by law or equity or by any other provisions hereof, may at any time thereafter:

(i)           declare to be immediately due and payable, a sum equal to the Accelerated Rent Component (as hereinafter defined), and Tenant shall remain liable to Landlord as hereinafter provided; and/or

(ii)           whether or not Landlord has elected to recover the Accelerated Rent Component, terminate this Lease on at least five (5) days notice to Tenant and, on the date specified in said notice, this Lease and the term hereby demised and all rights of Tenant hereunder shall expire and terminate and Tenant shall thereupon quit and surrender possession of the Demised Premises to Landlord in the condition elsewhere herein required and Tenant shall remain liable to Landlord as hereinafter provided.

(b)           For purposes herein, the "Accelerated Rent Component" shall mean the aggregate of:

(i)           all rent and other charges, payments, costs and expenses due from Tenant to Landlord and in arrears at the time of the election of Landlord to recover the Accelerated Rent Component;

(ii)           the minimum rent reserved for the then entire unexpired balance of the term of this Lease (taken without regard to any early termination of the term by virtue of any default), plus all other charges, payments, costs and expenses herein agreed to be paid by Tenant up to the end of said term which shall be capable of precise determination at the time of Landlord’s election to recover the Accelerated Rent Component; and

(c)           In any case in which this Lease shall have been terminated, or in any case in which Landlord shall have elected to recover the Accelerated Rent Component and any portion of such sum shall remain unpaid, Landlord may without further notice, enter upon and repossess the Demised Premises, by force, summary proceedings, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the rents and profits therefrom.  Landlord shall be required to use commercially reasonable efforts to relet the Premises, but the failure to re-let the Demised Premises shall not affect any of Landlord’s rights and remedies set forth herein. Landlord may, in connection with any such reletting, cause the Demised Premises to be decorated, altered, divided, consolidated with other space or otherwise changed or prepared for reletting.  No reletting shall be deemed a surrender and acceptance of the Demised Premises.

(d)           Landlord shall in no event be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon a reletting.

(e)           Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove and obtain as damages incident to a termination of this Lease, in any bankruptcy reorganization or other court proceedings, the maximum amount allowed by any statute or rule of law in effect with such damages are to be proved.

 (f)   AFTER A DEFAULT OR THE EXPIRATION OF THE TERM, FOR THE PURPOSE OF OBTAINING POSSESSION OF THE DEMISED PREMISES, TENANT HEREBY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD IN THE COMMONWEALTH OF PENNSYLVANIA OR ELSEWHERE, AS ATTORNEY FOR TENANT AND ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE DEMISED PREMISES, AND AGAINST ALL PERSONS CLAIMING UNDER OR THROUGH TENANT, IN FAVOR OF LANDLORD, FOR RECOVERY BY LANDLORD OF POSSESSION THEREOF, FOR WHICH THIS AGREEMENT OR A COPY HEREOF VERIFIED BY AFFIDAVIT, SHALL BE A SUFFICIENT WARRANT; AND THEREUPON A WRIT OF POSSESSION MAY IMMEDIATELY ISSUE FOR POSSESSION OF THE DEMISED PREMISES, WITHOUT ANY PRIOR WRIT OR PROCEEDING WHATSOEVER AND WITHOUT ANY STAY OF EXECUTION. IF FOR ANY REASON AFTER SUCH ACTION HAS BEEN COMMENCED THE SAME SHALL BE TERMINATED AND THE POSSESSION OF THE DEMISED PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT UPON ANY SUBSEQUENT DEFAULT TO CONFESS JUDGMENT IN ONE OR MORE FURTHER ACTIONS IN THE MANNER AND FORM SET FORTH ABOVE TO RECOVER POSSESSION OF SAID DEMISED PREMISES FOR SUCH SUBSEQUENT DEFAULT.  TENANT WAIVES ALL ERRORS IN CONNECTION WITH ANY SUCH CONFESSION OF JUDGMENT.  NO SUCH TERMINATION OF THIS LEASE, NOR TAKING, NOR RECOVERING POSSESSION OF THE DEMISED PREMISES SHALL DEPRIVE LANDLORD OF ANY REMEDIES OR ACTION AGAINST TENANT FOR RENT OR FOR DAMAGES DUE OR TO BECOME DUE FOR THE BREACH OF ANY CONDITION OR COVENANT HEREIN CONTAINED, NOR SHALL THE BRINGING OF ANY SUCH ACTION FOR RENT, OR BREACH OF COVENANT OR CONDITION NOR THE RESORT TO ANY OTHER REMEDY HEREIN PROVIDED FOR THE RECOVERY OF RENT OR DAMAGES FOR SUCH BREACH BE CONSTRUED AS A WAIVER OF THE RIGHT TO INSIST UPON THE FORFEITURE AND TO OBTAIN POSSESSION IN THE MANNER HEREIN PROVIDED.

(g)    UPON THE OCCURRENCE OF A DEFAULT, TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR TENANT IN ANY SUCH COURT AT ANY TIME THEREAFTER TO WAIVE THE ISSUANCE AND SERVICE OF PROCESS AND TO CONFESS AND ENTER JUDGMENT AGAINST TENANT AND IN FAVOR OF LANDLORD FOR SUCH AGGREGATE AMOUNT OF RENT AND OTHER SUMS DUE TO LANDLORD AS IS UNPAID UNDER THIS LEASE (INCLUDING THE ACCELERATED RENT COMPONENT) TOGETHER WITH COSTS AND ATTORNEYS FEES EQUAL TO THE LESSER OF FIVE THOUSAND DOLLARS ($5,000.00) OR FIVE PERCENT (5%) OF ANY SUCH UNPAID AMOUNT.  TENANT HEREBY RATIFIES AND CONFIRMS ALL THAT THE ATTORNEY MAY DO BY VIRTUE HEREOF AND WAIVES AND RELEASES ALL ERRORS WHICH MAY INTERVENE IN SUCH PROCEEDINGS.  IF A COPY OF THIS LEASE SHALL BE PRODUCED IN ANY PROCEEDINGS BROUGHT UPON THE WARRANT OF ATTORNEY CONTAINED IN THIS PARAGRAPH, SUCH COPY SHALL BE CONCLUSIVE EVIDENCE OF SUCH PROTHONOTARY’S AND/OR ATTORNEY’S AUTHORITY TO TAKE THE ACTION SPECIFIED HEREIN AND IT SHALL NOT BE NECESSARY TO PRODUCE THE ORIGINAL INSTRUMENT.  THE AUTHORITY GRANTED HEREIN TO CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY ANY EXERCISE THEREOF, BUT MAY BE EXERCISED FROM TIME TO TOME AS OFTEN AS THERE IS OCCASION THEREFOR UNTIL PAYMENT IN FULL OF ALL AMOUNTS DUE UNDER THIS LEASE.

(h)           It is expressly understood and agreed that Tenant acknowledges that it knowingly, willingly, intelligently and voluntarily agrees to the Confession of Judgment clauses contained in Sections 15(f) & (g).

(Tenant initials).

(i)           Tenant hereby waives all errors and defect of a procedural nature in any proceedings brought against it by Landlord under this Lease.  Tenant further waives the right to any notices to quit as may be specified in the Landlord and Tenant Act of Pennsylvania, as amended, and agrees that five (5) days notice shall be sufficient in any case where a longer period may be statutorily specified.

(j)           In the event that Tenant defaults in the performance of any of the terms, conditions or covenants of this Lease, and such default requires the Landlord, in the exercise of its sole discretion, to engage the services of any attorney, whether or not an employee of Landlord, to enforce compliance by the Tenant with the terms, conditions and covenants hereof, the Tenant will reimburse Landlord for all reasonable attorney’s fees incurred in its use of such attorney and in any action which said attorney may pursue.  Such attorney fees shall include, but are not limited to legal fees, court costs, costs of filing and serving summons and/or complaints, etc. All attorney fees and costs incurred by the Landlord shall be due and payable on demand, shall be deemed to be Additional Rent hereunder and shall be added to the installment of rent next accruing or to any subsequent installment of rent due and payable hereunder, at the election of Landlord.  Landlord shall not be responsible to Tenant for any loss or damage resulting in any manner by reason of its undertaking and pursuing any of the rights and remedies which by the terms hereof are reserved to and are for the benefit of Landlord.

               (k)         Landlord shall not be in default in performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within fifteen (15) days after the receipt of notice from Tenant specifying in reasonable detail Landlord’s failure to perform. Upon any such default by Landlord under this Lease, Tenant may may exercise any of its rights and remedies provided under this Lease and/or at law or in equity.

16.           SUBORDINATION.  This Lease is and shall be subject and subordinate to all the terms and conditions of all underlying mortgages and to all ground or underlying leases of the entire Building which may now or hereafter encumber the Building and/or the land on which the Building is located, and to all renewals, modifications, consolidations, replacements and extensions thereof.  This clause shall be self-operative and no further instrument of subordination shall be necessary, provided that Tenant shall execute, within thirty (30) days after request, any certificate that Landlord may reasonably require acknowledging such subordination or a form of subordination agreement required by Landlord’s lender, provided that such certificate or form shall be reasonably acceptable to Tenant and shall provide, at a minimum,  that Tenant’s rights under this Lease shall not be disturbed so long as Tenant is not in default under this Lease.  Notwithstanding the foregoing, the party holding the instrument to which this Lease is subordinate shall have the right to recognize and preserve this Lease in the event of any foreclosure sale or possessory action, and in such case this Lease shall continue in full force and effect at the option of the party holding the superior lien, and Tenant shall attorn to such party and shall execute, acknowledge and deliver any instrument that has for its purpose and effect the confirmation of such attornment.

17.           NOTICES.  Any notices under this Lease by either party must be served by registered or certified mail or an overnight delivery service, addressed to such party at the notice address set forth in Section 7 of the Fundamental Lease Provisions. Tenant agrees that Landlord shall not be in default under any of the provisions of this Lease to be performed or complied with by Landlord unless Tenant shall first have given written notice to Landlord.

18.           HOLDING-OVER.  Upon the expiration of the term of this Lease, either by lapse of time or otherwise, agrees to peaceably surrender to Landlord the Demised Premises and all alterations, additions, improvements, changes and fixtures in accordance with this Lease.  Should Tenant continue to occupy the Demised Premises after expiration of the term of this Lease or any renewal or renewals thereof, or after a forfeiture incurred, such tenancy shall (without limitation of any of Landlord’s rights or remedies therefor) be one at sufferance and Tenant shall pay Landlord, as liquidated damages, a sum equal to one hundred fifty percent (150%) of the Base Rent to be paid by Tenant to the Landlord for such time as Tenant shall so retain possession of the Demised Premises or any part thereof, plus any other Operating Expense Rent and Additional Rent payments provided for in this Lease; provided, however, that exercise of Landlord’s rights under this clause shall not be interpreted as a grant of permission to Tenant to continue in possession.

19.           TENANT’S RESPONSIBILITY REGARDING HAZARDOUS SUBSTANCES.

A.           Hazardous Substances. The term “Hazardous Substances,” as used in the Lease, shall include, without limitation, flammables, explosives, radioactive materials, medical waste, asbestos, polychlorinated biphenyls (PCB’s), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances declared to be hazardous or toxic under any law or regulations now or hereafter enacted or promulgated by a governmental authority.

B.           Tenant's Restrictions.  The Tenant shall not cause:

(1)           Any violation of any federal, state or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Demised Premises or Building, or arising from Tenant’s use or occupancy of the Demised Premises, including, but not limited to, soil and ground water conditions; or

(2)           The use, generation, release, manufacture, refining, production, processing, storage, or disposal of any Hazardous Substance on, under or about the Demised Premises or the Property except in accordance with law.

C.           Environmental Clean-Up.

(1)           The Tenant shall, at Tenant’s own expense, comply with all laws regulating the use, generation, storage, transportation or disposal of Hazardous Substances (“Laws”).

(2)           The Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities”) under the Laws.

(3)           Should any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs by Tenant during the term of this Lease at or from the Demised Premises or the Property, then Tenant shall, at Tenant’s own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such clean-up plans.

(4)           Tenant shall promptly provide all information regarding Hazardous Substances that is required by Landlord.  If Tenant fails to fulfill any duty imposed under this subparagraph within a reasonable time, Landlord may do so, and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Demised Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request.  No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant’s obligations under this subparagraph.

(5)           Medical Tenant facilities which produce medical waste (Red Bag) shall arrange for their own pick-up and disposal of all “Red Bag” materials.

(6)           Tenant’s obligations and liabilities under this subparagraph shall survive the expiration of this Lease.

D.           Indemnification. Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the Building, and their respective officers, directors, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including attorneys’ and consultants’ fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances by Tenant that occurs during the term of this Lease at or from the Demised Premises, or from Tenant’s failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws. The Tenant’s obligations and liabilities under this Section 19 shall survive the expiration of this Lease. Landlord shall indemnify, defend, and hold harmless Tenant from all fines, suits, procedures, claims and actions of every kind, and all costs associated therewith (including reasonable attorneys’ and consultants’ fees) arising out of or in any way connected with Hazardous Substances which exist as of the date of this Lease at or from the Demised Premises. The mutual indemnification under this Section 19 shall survive the expiration of this Lease.

E.           Mold.  Tenant shall undertake any and all actions necessary to prevent mold from forming in, on and/or under the Demised Premises including, but not limited to, the following: (i) Tenant shall immediately notify Landlord in writing of any water leaks, plumbing leaks, roof leaks, foundation leaks or any other source of water that penetrates into the Demised Premises; (ii) in the event Tenant shall have the right and ability to control the air conditioning system serving the Demised Premises, and the humidity outside of the Demised Premises is eighty percent (80%) or higher, and the temperature outside of the Demised Premises is ninety degrees Fahrenheit (90° F) or higher, Tenant shall utilize the air conditioning system to remove excess humidity inside the Demised Premises; (iii) in the event Tenant becomes aware of any mold growth, Tenant shall immediately notify Landlord in writing.

In the event Tenant fails to take any of the actions as set forth herein, in addition to any and all rights and remedies of Landlord as set forth herein and at law and in equity, Tenant shall be responsible for any and all costs and other damage that may result from any such growth of mold in, on and/or under the Demised Premises.

20.           LANDLORD IMPROVEMENT.   Landlord shall cause the Demised Premises to be completed in a “turnkey” manner, in accordance with the construction plan attached hereto as Exhibit “B”, reserving the right to:  (a) make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; and (b) make changes necessitated by conditions met during the course of construction, provided that Tenant’s approval of any substantial change (and any reduction of cost incident thereto) shall first be obtained (which approval shall not be reasonably withheld so long as there shall be general conformity with said working drawings). During the course of Landlord’s construction, Landlord shall communicate with Tenant through Tenant’s Contact, and Landlord shall have the right to rely on, and Tenant shall bound by, decisions and other agreements made by Tenant’s Contact with regard to Landlord’s construction.  The Landlord’s build-out and cost responsibility will be limited to Thirty Dollars ($30.00) per square foot (the “Tenant Improvement Allowance”). The Tenant shall bear all cost responsibility for amounts in excess of the Tenant Improvement Allowance.

21.           WAIVER OF SUBROGATION.  Each party hereto hereby waives any and every claim which arises or which may arise in its favor against the other party hereto during the term of this Lease, or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon or constituting a part of the Building, to the extent that such loss or damage is covered under an insurance policy or policies and to the extent such policy or policies contain provisions permitting such waivers of claims.  Each party agrees to request its insurers to issue policies containing such provisions and if any extra premium is payable therefor, the party which would benefit from the provision shall have the option to pay such additional premium in order to obtain such benefit.

22.           RENT TAX.   If, during the term of this Lease or any renewal or extension thereof, any tax is imposed upon the privilege of renting or occupying the Demised Premises or upon the amount of rentals collected therefor, Tenant will pay each month, as additional rent, a sum equal to such tax or charge that is imposed for such month, but nothing herein shall be taken to require Tenant to pay any income, estate, inheritance or franchise tax imposed upon Landlord.

23.           PRIOR AGREEMENT, AMENDMENTS. Neither Landlord nor Tenant has made any representations or promises except as contained herein or in some further writing signed by the party making such representation or promise.  No other agreement hereinafter made shall be effective to change, modify, discharge or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

24.           CAPTIONS.  The captions of the paragraphs and sections in this Lease are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.

25.           MECHANIC’S LIEN.  Tenant shall, within thirty (30) days after notice from Landlord, discharge any mechanic’s lien for materials or labor claimed to have been furnished to the Demised Premises on Tenant’s behalf (except for work contracted for by Landlord) and shall indemnify and hold harmless Landlord from any loss incurred in connection therewith.

26.           LANDLORD’S RIGHT TO CURE.  Landlord may (but shall not be obligated), on five (5) days additional notice to Tenant (except that no notice need be given in case of emergency) cure on behalf of Tenant any default hereunder by Tenant that is not cured within the cure period applicable to such default, and the cost of such cure (including any reasonable attorney’s fees incurred) shall be deemed additional rent payable upon demand.

27.           PUBLIC LIABILITY INSURANCE.  Tenant shall at all times during the term hereof maintain in full force and effect with respect to the Demised Premises and Tenant’s use thereof, comprehensive public liability insurance, naming Landlord as an additional insured, covering injury to person and property in amounts at least equal to Two Million Dollars ($2,000,000.00) combined single limit.  Tenant shall lodge with Landlord duplicate originals or certificates of such insurance at or prior to the commencement date of the term hereof, together with evidence of paid-up premiums, and shall lodge with Landlord renewals thereof at least fifteen (15) days prior to expiration.  All such policies or certificates shall provide that such insurance coverage may not be cancelled or materially amended unless Landlord is given at least thirty (30) days prior written notice of the same.

28.           ESTOPPEL STATEMENT.  Each party agrees that at any time and from time to time at reasonable intervals, within ten (10) days after written request by the requesting party, to execute, acknowledge and deliver to the requesting party, or to other person designated by the requesting party, a certificate in a form as may from time to time be provided, ratifying this Lease and certifying (i) that Tenant has entered into occupancy of the Demised Premises and the date of such entry if such is the case; (ii) that the Lease is in full force and effect, and has not been assigned, modified, supplemented, or amended in any way (or, if there has been any assignment, modification, supplement, or amendment, identifying the same); (iii) that this Lease represents the entire agreement between Landlord and Tenant as to the subject matter hereof; (iv) the date of commencement and expiration of the Term; (v) that all conditions under this Lease to be performed by Landlord and Tenant and have been satisfied and all required contributions by Landlord to Tenant on account of Tenant’s improvements have been received (and if not, what conditions remain unperformed); and (vi) such other matters as the party requesting the certificate may reasonably request.

29.           RELOCATION.  Intentionally Omitted.

30.           MISCELLANEOUS.

              (a)           Landlord and Tenant each warrant and represent to the other that it had no dealing with and has not employed any broker, finder or agent as its representative in the negotiation for or the obtaining of this Lease other than Broker (defined above) who shall be paid by Landlord. Each party agrees to indemnify and hold the other harmless from any and all liabilities and expenses, including, without limitation, reasonable attorneys, fees, arising out of claims against the other party by any other broker, consultant, finder or like agent besides Broker claiming to have brought about this Lease based upon the alleged acts of the indemnifying party.

This indemnity contained in this Section 30 shall survive the expiration of this Lease or earlier termination of this Lease.

(b)           The word “Tenant” as used in this Lease shall be construed to mean tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply to corporations, partnerships or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.  This Lease shall not inure to the benefit of any assignee, heir, legal representative, transferee or successor of Tenant except upon the express written consent or election of Landlord.  Subject to the foregoing limitation, each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of Tenant and its heirs, legal representatives, successors and assigns. Notwithstanding anything to the contrary provided in this Lease, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Lease by Tenant, that there shall be absolutely no personal liability on the part of Tenant's constituent members (to include but not be limited to officers, directors, partners and trustees), their respective successors or assigns, with respect to any of the terms, covenants and conditions of this Lease, and that Landlord shall look solely to the assets of the corporation, for the satisfaction of each and every remedy of Landlord in the event of any breach by Tenant of any of the terms, covenants and conditions of this Lease to be performed by Tenant, such exculpation of liability to be absolute and without any exceptions whatsoever.  The foregoing limitation of liability shall be noted in any judgment secured against Tenant.

(c)           The term “Landlord” as used in this Lease means the fee owner of the Building or if different, the party holding and exercising the right, as against all others (except space Tenants of the Building) to possession of the entire Building.  Landlord above-named represents that it is the holder of such rights as of the date of execution hereof.  In the event of the voluntary transfer of such ownership or right to a successor-in-interest of Landlord, Landlord shall be freed and relieved of all liability and obligation hereunder which shall thereafter accrue (and, as to any unapplied portion of Tenant’s security deposit, Landlord shall be relieved of all liability therefor upon transfer of such portion to its successor in interest) and Tenant shall look solely to such successor in interest for the performance of the covenants and obligations of the Landlord hereunder (either in terms of ownership or possessory rights).  The successor in interest shall not (i) be liable for any previous act or omission of a prior landlord; (ii) be subject to any rental offsets or defenses against a prior landlord; (iii) be bound by any amendment of this Lease made without its written consent, or by payment by Tenant of rent in advance in excess of one (1) month’s rent; or (iv) be liable for any security not actually received by it.  Subject to the foregoing, the provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Landlord.  Notwithstanding anything to the contrary contained in this Lease, any liability of Landlord, its agents, partners or employees, arising out of or in respect of this Lease, the Demised Premises or the Building, shall be limited to the equity of Landlord in its interest in the Building.

(d)           Tenant agrees to execute a memorandum of this Lease in the form acceptable to Tenant, which may be recorded by Landlord at Landlord’s expense.  Tenant also agrees to execute any assignment of this Lease by Landlord, evidencing its consent to such assignment. Tenant shall not record this Lease or a short form memorandum of this Lease without the prior written consent of Landlord, and any such attempted recordation shall be void and of no force or effect and shall constitute a default hereunder; and Tenant hereby appoints Landlord its attorney in fact to file any instrument to remove or discharge from record any such recordation of this Lease or memorandum.

(e)           This Lease may be executed and delivered in any number of counterparts, and by facsimile signature or electronic signature, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of such counterparts shall together constitute one and the same instrument.  This Lease shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

(f)           Landlord waives any contractual, statutory or common law landlord’s lien or security interest including any rights of levy or distraint for rent now existing or hereafter arising with respect to the Demised Premises and personal property or equipment of Tenant and Landlord shall execute and deliver to Tenant any reasonable instrument confirming same if requested by Tenant or any lender, prospective purchaser, successor, assignee or transferee of Tenant.

(g)           DELIVERY OF THE LEASE TO TENANT SHALL NOT BIND LANDLORD IN ANY MANNER, AND NO LEASE OR OBLIGATIONS OF LANDLORD SHALL ARISE UNTIL THIS INSTRUMENT IS SIGNED BY BOTH LANDLORD AND TENANT.

-SIGNATURES COMMENCE ON THE FOLLOWING PAGE-

IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused this Lease to be executed by their duly authorized representatives the day and year first above written.

LANDLORD:
CENTER VALLEY PARKWAY ASSOCIATES, LP,
a Pennsylvania limited partnership
By: CENTER VALLEY PARKWAY
ASSOCIATES, LLC, a Pennsylvania limited
liability company

	By:	/s/ Peter H. Gerbert
Witness		PETER H. GEBERT, PRESIDENT

Dated: November 17, 2010

TENANT:
TECHPRECISION CORPORATION,
a Delaware Corporation

	By:	/s/ James Monlinaro
Witness		JAMES MOLINARO, CEO

Dated: November 17, 2010

EXHIBIT “A”
SITE PLAN

[Image of the Site Plan]

EXHIBIT A-2
BUILDING PARKING

[Image of the Building Parking]

EXHIBIT “B”
CONSTRUCTION PLAN

[Image of Construction Plan]

EXHIBIT “C”
BUILDING RULES AND REGULATIONS

1.           The sidewalks, entryways, passages, corridors, stairways and elevators shall not be obstructed by any of the tenants, their employees or agents, or used by them for purposes other than ingress or egress to and from their respective suites.  All safes or other heavy articles shall be carried up or into the leased premises only at such times and in such manner as shall be prescribed by the Landlord and the Landlord shall in all cases have the right to specify a maximum weight and proper position or location of any such safe or other heavy article.  The Tenant shall pay any damage done to the Building by taking in or removing any safe or from overloading any floor in any way.  The Tenant shall pay for the cost of repairing or restoring any part of the Building, which shall be defaced or injured by a tenant, its agents or employees.

2.           Each Tenant will refer all contractors, contractor’s representatives and installation technicians rendering any service on or to the leased premises for the tenant to Landlord for Landlord’s approval and supervision before permanence of any contractual service.  This provision shall apply to all work performed in the Building, including installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3.           No, sign, advertisement or notice shall be inscribed, painted or affixed on any part of the inside or outside of the Building unless of such color, size and style and in such place upon or in the Building as shall first be designated by Landlord; there shall be no obligation or duty on Landlord to allow any sign, advertisement or notice to be inscribed, painted or affixed on any part of the inside or outside of the Building except as specified in a tenant’s lease.  Signs on or adjacent to doors shall be in color, size and style approved by Landlord, the cost to be paid by the tenants.  Landlord will provide a directory in a conspicuous place, with the names of tenants, Landlord will make any necessary revision in this within a reasonable time after notice from the tenant of an error or of a change making revision necessary.  No furniture shall be placed in front of the Building or in any lobby or corridor without written consent of Landlord.

4.           No tenant shall do or permit anything to be done in its leased premises, or bring to keep anything therein, which will in any way increase the rate of fire insurance on the Building, or on property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the laws relating to fire prevention and safety, or with any regulations of the fire department, or with any rules or ordinances of any Board of Health or other governing bodies having jurisdiction over the Building.

5.           The janitor of the Building may at all times keep a pass-key, and he and other agents of the Landlord shall at all times, be allowed admittance to the leased premises for purposes permitted in Tenant’s lease.

6.           No additional locks shall be placed upon any doors without the written consent of the Landlord.  All necessary keys shall be furnished by the Landlord, and the same shall be surrendered upon the termination of this Lease, and the Tenant shall then give the Landlord or its agents an explanation of the combination of all locks upon the doors of vaults.

7.            The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed, and any damage resulting to them from misuse or abuse by a tenant or its agents, employees or invitees, shall be borne by the Tenant.

8.            No person shall disturb the occupants of the Building by the use of any musical instruments; the making or transmittal of noises which are audible outside the leased premises, or any unreasonable use.  No dogs or other animals or pets of any kind will be allowed in the Building.

9.            No bicycles or similar vehicles will be allowed in the Building.

10.           Nothing shall be thrown out the windows of the Building or down the stairways or other passages.

11.           Tenants shall not be permitted to use or to keep in the Building any kerosene, camphene, burning fluid or other illuminating materials.

12.           If any tenant desires telegraphic, telephonic or other electric connections, Landlord or its agents will direct the electricians as to what and how the wires may be introduced, and without such directions no boring or cutting for wires will be permitted.

13.           No portion of the Building shall be used for the purposes of lodging rooms or for any immoral or unlawful purposes.

14.           No tenant shall store anything outside the Building or in any common areas in the building.

EXHIBIT “D”
BUILDING MECHANICAL SYSTEM

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EXHIBIT “E”
PROJECT MONUMENT SIGN

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EXHIBIT “F”
JANITORIAL SPECIFICATIONS
ATTACHED

EXHIBIT “G”
COMMENCEMENT DATE AGREEMENT

THIS COMMENCEMENT DATE AGREEMENT is hereby made effective as of this  day of  , 2011, between CENTER VALLEY PARKWAY ASSOCIATES, L.P., a Pennsylvania limited partnership (the “Landlord”) and TECHPRECISION CORPORATION, a Delaware corporation (the “Tenant”).
BACKGROUND

A.           By that certain Lease Agreement dated                                                                                                                     (the “Lease”), Landlord leased to Tenant certain premises (the “Premises”) located at Saucon Valley Plaza, Upper Saucon Township, Lehigh County, Pennsylvania.

B.           Tenant is in possession of the Premises and the term of the Lease has commenced.

C.           Landlord and Tenant agreed to enter into an agreement setting forth certain information in respect of the Premises and the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.           The term of the Lease commenced on, and the Commencement Date (as such term is defined in the Lease) was and the term of the Lease shall expire on, unless the Tenant exercises the option referred to in Paragraph 2 below.

2.           The Tenant has the right to extend the term of the Lease for an additional term of five (5) years, as described and on the terms set forth in Section 2 of the Lease.  If Tenant properly exercises such option, such option term shall commence on  and shall expire on .

3.           Landlord and Tenant have measured the Premises and determined that the Premises contains approximately three thousand one hundred eighty-one (3,181) rentable square feet.  Accordingly, the minimum rent payable during the term is as follows and Tenant’s proportionate share for the purpose of determining Tenant’s share of operating expenses, real estate taxes and any other item for which Tenant is responsible to reimburse Landlord for a pro rata share is three and eight-tenths percent (3.8%):

                       Months                                           Annual Rent                                           Monthly Rent                                           $/Sq. Ft.

0-4                         $0                                             $0

5-24                        $58,848.00                                $4,904.00                                $18.50

25-36                      $60,444.00                                $5,037.00                                $19.00

37-48                      $62,028.00                                $5,169.00                                $19.50

49-60                      $63,624.00                                $5,302.00                                $20.00

61-64                      $65,208.00                                $5,434.00                                $20.50

No Base Rent shall be due or payable for the initial four (4) months of the Term.   However, Tenant shall be responsible for payment of Operating Expenses and utilities during such period.

-SIGNATURES COMMENCE ON THE FOLLOWING PAGE-

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

LANDLORD:
CENTER VALLEY PARKWAY ASSOCIATES, L.P.,
a Pennsylvania limited partnership
By: CENTER VALLEY PARKWAY
ASSOCIATES, LLC, a Pennsylvania limited
liability company

By:
Witness	PETER H. GEBERT, PRESIDENT

TENANT:
TECHPRECISION CORPORATION,
a Delaware corporation

By:
Witness	JAMES MOLINARO, CEO